EXHIBIT 32.1
CERTIFICATION(1)
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, V. Igor Gonda, Chief Executive Officer of Aradigm Corporation (the “Company”), and Nancy E. Pecota, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:
1. The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and
2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report. IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 26th day of March 2009.

/s/ Igor Gonda President and Chief Executive Officer	/s/ Nancy E. Pecota Vice President, Finance and Chief Financial Officer

Dated: March 26, 2009	Dated: March 26, 2009

(1)	This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Aradigm Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.